Exhibit 10.22

FORM OF

NORTH AMERICAN FINANCIAL HOLDINGS, INC.

2010 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

(FOR MANAGEMENT)

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of [—], is made by and between North American Financial Holdings, Inc., a Delaware corporation (the “Company”), and              (“Participant”).

WHEREAS, the Company has adopted the North American Financial Holdings, Inc. 2010 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Committee previously determined that it would be in the best interests of the Company and its shareholders to grant Participant, effective [—] (the “Effective Date”), a number of shares of the Company’s Common Stock (the “Shares”) on the terms and subject to the conditions set forth in this Agreement and the Plan.

NOW THEREFORE, for and in consideration of the promises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Restricted Stock Award.

(a) Grant. The Company hereby grants to Participant an award of Restricted Stock with respect to an aggregate of [—] restricted Shares (the “Restricted Stock”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

(b) Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

2. Vesting. Except as may otherwise be provided herein, the Restricted Stock shall become vested and nonforfeitable as follows:

(a) Performance-Vesting. The Shares of Restricted Stock will be subject to performance vesting. Subject to the provisions of Section 2(d) below, the Restricted Stock shall vest on the latest of (x) achievement of the applicable Stock Price Goal (as defined below), (y) the occurrence of a Qualified Investment Transaction and (z) the Company obtaining a Shelf Charter or acquiring an Inflatable Charter, subject to Participant not having incurred a Termination of Service prior to the applicable vesting date. The applicable “Stock Price Goal” shall be as follows: (i) with respect to one-third of the Restricted Stock, the Stock Price (as defined in Section 2(b) below) of a Share equaling or exceeding $25 per Share; (ii) with respect to one-third of the Restricted Stock, the Stock Price of a Share equaling or exceeding $28 per Share; and (iii) with respect to one-third of the Restricted Stock, the Stock Price of a Share equaling or exceeding $32 per Share.

(b) Determination of Stock Price. The “Stock Price” per Share, for purposes of determining whether the Restricted Stock vests, shall be determined as follows:

(i) If the Shares are traded on an Applicable Exchange, the Stock Price shall be the average closing price of the Shares on such exchange for any consecutive 30-day trading period;

(ii) If the Shares are actively traded over-the-counter, the Stock Price shall be the average of the closing bid price over any consecutive 30-day trading period;

(iii) If the Shares are traded on PORTAL, the Stock Price shall be the average sales price reported on PORTAL over any consecutive 30-day trading period;

(iv) If the Shares are not traded on any market identified in this Section 2(b), the Stock Price shall be the fair market value of the Shares determined by the Board in such manner as it deems appropriate, which shall be based on the advice of an independent investment banker or appraiser recognized to be an expert in making such valuations and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A and Section 422(c)(1) of the Code;

(v) The Stock Price for determining the vesting of the performance shares shall be adjusted as the board deems appropriate and equitable in connection with any recapitalization, corporate transaction, or extraordinary dividend including without limitation any stock split.

(c) Termination of Service. Except as provided in any individual employment or severance agreement between Participant and the Company, in the event that Participant incurs a Termination of Service, unvested Restricted Stock shall be forfeited by Participant without consideration.

(d) Qualified Investment Transaction; Charter. Notwithstanding the foregoing provisions of this Section 2, in the event that (i) the Company does not consummate a Qualified Investment Transaction by the Investment Transaction Deadline or (ii) the Company does not obtain a Shelf Charter or acquire an Inflatable Charter by the Charter Deadline, any Shares of Restricted Stock held by Participant shall be forfeited without any consideration.

3. Tax Withholding. The Company shall reasonably determine the amount of any federal, state, local or other income, employment or other taxes that the Company or any of its subsidiaries may reasonably be obligated to withhold with respect to the grant, vesting or other event with respect to the Restricted Stock. The Company’s obligation to deliver the Restricted Stock or any certificates evidencing the Restricted Stock (or to make a book entry or other electronic notation indicating ownership of the Shares), or otherwise remove the restrictive notations or legends on such shares or certificates that refer to nontransferability as set forth in Section 4 of this Agreement, is subject to the condition precedent that Participant either pay or provide for the amount of any such withholding obligations in such manner as may be authorized by the Committee or as may otherwise be permitted under Section 12(d) of the Plan. Participant may elect to have any withholding obligation satisfied by surrendering to the Company a portion of the Shares that is issued or transferred to Participant upon the vesting of the Restricted Stock

(but only to the extent of the minimum withholding required by law), and the Shares so surrendered by Participant shall be credited against any such withholding obligation at the Fair Market Value of such Shares on the date of such surrender (and the amount equal to the Fair Market Value of such Shares shall be remitted to the appropriate tax authorities). Participant shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code.

PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO ASSIST PARTICIPANT IN MAKING THIS FILING.

Participant acknowledges that the tax laws and regulations applicable to the Restricted Stock and the disposition of the Restricted Stock following vesting are complex and subject to change, and it is the sole responsibility of Participant to obtain Participant’s own advice as to the tax treatment of the Restricted Stock and the terms of this Agreement.

4. Certificates. Awards granted under the Plan may be evidenced in such manner as the Company shall determine. All certificates representing Restricted Stock (or, if applicable, any book entry statement issued for Restricted Stock) shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the North American Financial Holdings, Inc. 2010 Equity Incentive Plan and a Restricted Stock Award Agreement, dated as of [—], between North American Financial Holdings, Inc. and [—]. A copy of such Agreement is on file at the offices of North American Financial Holdings, Inc.

If applicable, as soon as practicable following the vesting of any Restricted Stock, certificates for such vested Restricted Stock shall be delivered to Participant or to Participant’s legal representative along with the stock powers relating thereto.

5. Conversion into Class B Common Stock. By entering into this Agreement, Participant acknowledges and agrees that in the event the grant or vesting of any Shares of Restricted Stock would cause Participant to own more than the percentage of Common Stock permitted by the Company’s Articles of Incorporation (the “Class A Limit”), such number of Shares otherwise held by Participant as may be necessary in order to cause Participant to not exceed the Class A Limit shall be converted into shares of Class B common stock of the Company.

6. Dividend and Voting Rights. After the Effective Date, Participant shall be the record owner of the Restricted Stock unless and until such Shares are forfeited pursuant to Participant’s Termination of Service or sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common shareholder of the Company, including, without limitation, voting rights, if any, with respect to the Restricted Stock; provided that (x) any cash or in-kind dividends paid with respect to unvested Restricted Stock shall be withheld by the Company and shall be paid to Participant, without interest, only when, and if, such Restricted Stock becomes vested and (y) the Restricted Stock shall be subject to the limitations on transfer and encumbrance set forth in this Agreement and the Plan.

7. Transferability. The Restricted Stock may not, at any time prior to becoming vested, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, its Subsidiary or Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. The Restricted Stock shall be subject to the restrictions set forth in the Plan and this Agreement. Prior to the Shares becoming listed on an Applicable Exchange, except as provided in Section 3 above, any Shares received by Participant in respect of the Restricted Stock may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant without the prior written approval of the Board, such approval not to be unreasonably withheld.

8. Securities Law Representations. Participant acknowledges that the Restricted Stock is not being registered under the Securities Act, based, in part, on reliance upon an exemption from registration under Rule 701 or Regulation D promulgated under the Securities Act and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time.

9. Adjustment. In the event of any event described in Section 13 of the Plan occurring after the Effective Date, the adjustment provisions as provided for under Section 13 of the Plan shall apply to the Restricted Stock, both with respect to the amount of Shares and with respect to the Stock Price Goals.

10. Change in Control. In the event of a Change in Control of the Company occurring after the Effective Date, the provisions set forth in Section 14 of the Plan shall apply to the Restricted Stock.

11. Miscellaneous.

(a) Confidentiality of this Agreement. Participant agrees to keep confidential the terms of this Agreement, unless and until such terms have been disclosed publicly other than through a breach by Participant of this covenant. This provision does not prohibit Participant from providing this information on a confidential and privileged basis to Participant’s attorneys or accountants for purposes of obtaining legal or tax advice or as otherwise required by law.

(b) Waiver and Amendment. The Committee may waive any conditions or rights under, or amend any terms of, this Agreement and the Restricted Stock granted thereunder; provided that any such waiver or amendment that would impair the rights of any Participant or any holder or beneficiary of any Restricted Stock theretofore granted shall not to that extent be effective without the consent of Participant. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:

if to the Company:

[North American Financial Holdings, Inc.

4725 Piedmont Drive, Suite 110

Charlotte, NC 28210

Facsimile: (704) 554-6909

Attention: Christopher G. Marshall]

if to Participant: at the address last on the records of the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if by facsimile.

(d) Registration. In the event that the Shares are listed on an Applicable Exchange, then the Company shall, upon Participant’s request, use commercially reasonable efforts to (i) file a shelf registration statement with the Securities and Exchange Commission to register for resale the Shares that Participant receives in respect of the Restricted Stock and (ii) cause such shelf registration statement to be declared effective.

(e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f) No Rights to Service. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which is hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

(g) Beneficiary. Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, change or revoke such designation by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by Participant, the beneficiary shall be deemed to be his spouse or, if Participant is unmarried at the time of death, his estate.

(h) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

(i) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations with respect thereto. Except as otherwise specified herein or in the Plan, notwithstanding anything to the contrary in the employment agreement between the Company and Participant entered into on [    ] (the “Employment Agreement”), Participant acknowledges and agrees that the terms of the Restricted Stock shall be governed by this Agreement, rather than the relevant provisions of the Employment Agreement and, in the event of a conflict between the Employment Agreement and this Agreement, this Agreement shall control. If requested by the Company, Participant agrees that he shall enter into any such amendments to the Employment Agreement as may be necessary to reflect and effectuate the foregoing.

(j) Bound by the Plan. By signing this Agreement, Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(k) Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(l) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(m) Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12. Compliance with Legal Requirements. The grant of the Restricted Stock, and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

NORTH AMERICAN FINANCIAL HOLDINGS, INC.

By:
Title:

PARTICIPANT

[Signature Page to Restricted Stock Award Agreement]